Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-4

(Form Type)

ZeroNox Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees previously paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(f)(1)	25,300,000(3)	$10.28(4)	$260,084,000	$110.20 per $1,000,000	$28,661.26
	Equity	Common Stock, par value $0.0001 per share	Rule 457(f)(1)	14,231,250(5)	$10.28(4)	$146,297,250	$110.20 per $1,000,000	$16,121.96
	Equity	Common Stock, par value $0.0001 per share	Rule 457(f)(2)	2,562,861(6)	$0(7)	$0	$110.20 per $1,000,000	$0
	Equity	New ZeroNox warrants	Rule 457(g)	12,650,000(8)	—	—	—	—
	Equity	New ZeroNox rights	Rule 457(g)	25,300,000(8)	—	—	—	—
	Total Offering Amounts					$406,381,250		$44,783.22
	Total Fees Previously Paid							$44,783.22
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), The Growth for Good Acquisition Corporation, a Cayman Islands exempted company (“G4G”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which G4G’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by G4G (after the Domestication), the continuing entity following the Domestication, which will be renamed “ZeroNox Holdings, Inc.” upon the consummation of the Merger, as further described in the proxy statement/prospectus. As used herein, “New ZeroNox” refers to G4G after the Domestication and/or the consummation of the Merger, including after such change of name, as applicable.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Represents the maximum number of shares of New ZeroNox common stock issuable by New ZeroNox to holders of Class A ordinary shares (“G4G Class A ordinary shares”) of G4G in connection with the business combination. The G4G Class A ordinary shares will be automatically converted by operation of law into shares of New ZeroNox common stock in the Domestication.

(4)	Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(f)(1) under the Securities Act, based upon the average of the high ($10.32) and low ($10.24) prices of G4G Class A ordinary shares as reported on the Nasdaq Capital Market on April 3, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(5)	Represents the aggregate number of shares of New ZeroNox common stock that may be issued following the Merger upon (i) the exercise of warrants to purchase New ZeroNox common stock into which warrants to purchase G4G Class A ordinary shares outstanding as of immediately prior to the closing of the Merger are converted and (ii) the conversion of rights to acquire New ZeroNox common stock into which rights to purchase G4G Class A ordinary shares outstanding as of immediately prior to the closing of the Merger are converted.

(6)	Represents the aggregate number of shares of New ZeroNox common stock that may be issued following the Merger upon (i) the exercise of options to purchase New ZeroNox common stock into which options to purchase ZeroNox common stock outstanding as of immediately prior to the closing of the Merger are converted in the Merger, including shares of New ZeroNox common stock which may be resold pursuant to this registration statement, and (ii) the exercise of convertible notes convertible into or exchangeable for shares of New ZeroNox common stock into which convertible notes convertible into or exchangeable for shares of ZeroNox common stock outstanding as of immediately prior to the closing of the Merger are converted in the Merger.

(7)	Calculated in accordance with Rule 457(f)(2) under the Securities Act. ZeroNox is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value per share ($0.0001) of the ZeroNox securities expected to be cancelled in the Merger.

(8)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.